Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 4, of our report dated March 27, 2006, with respect to our audit of the consolidated balance sheets of Lexington Resources Inc. as of December 31, 2005 and 2004, and related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the Prospectus, and is part of the Registration Statement, and to the reference to our firm under the caption "Experts".

Vancouver, Canada January 24, 2007	"DMCL" Dale Matheson Carr-Hilton LaBonte LLP "DMCL" Chartered Accountants